amerantbank.com Loan Sale & 4Q23 Non-Routine Items January 16, 2024

2 Important Notices and Disclaimers Forward-Looking Statements This presentation contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future. Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2022 filed on March 1, 2023 (the "Form 10-K"), our quarterly report on Form 10-Q for the quarter ended March 31, 2023 filed on May 2, 2023, and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov.

3 4Q23 Loan Sale & Other Non-Routine Items • Agreement to sell $401 million in outstanding balance of Houston-based multifamily loan portfolio at a net after-tax loss of approximately $23 million executed on January 12, 2024 • Portfolio was classified as held-for-sale as of December 31, 2023 • Consists of 20 performing Commercial Real Estate (“CRE”) loans; non-relationship-based; average LTV of 65% • Approximately $370 million of this portfolio has variable rate; current yield of 6.7% • Sale of variable-rate loans protects Company in a projected downward pricing scenario • Proceeds will be used to reduce non-relationship institutional deposits of $260 million at an average rate of 5.56% and invest the remaining proceeds in fixed-rate earning assets • Tangible Common Equity (TCE) reduction of approximately 23 basis points on Day 1 and Common Equity Tier 1 (CET1) improvement by approximately 12 basis points • Transaction expected to close before the end of January 2024 Houston CRE Loan Portfolio Sale Amerant Bancorp Inc. and its subsidiaries (“Amerant” or the “Company”) executed the following in the fourth quarter of 2023 to position its balance sheet and operations towards continued profitable growth: and improved earnings

4 Other Non-Routine Items 4Q23 Previously- announced NYC Loan Sale Completed • Completed a restructuring of its bank-owned life insurance (“BOLI”) program • Executed through a combination of a 1035 exchange, and a surrender and reinvestment into higher-yielding general account with an investment grade new insurance carrier • Allowed for higher team member participation through an enhanced split-dollar plan • Resulted in income tax expenses and other charges totaling $4.6 million • Estimated improved yields resulting from the enhancement have an earn-back period of approximately 2 years • Completed the sale of a NYC CRE credit facility as part of the Company’s strategy to exit its remaining NYC loan portfolio • The loan was classified as held for sale at the end of 3Q23 • Transaction resulted in a loss on sale of $2.0 million in 4Q23 BOLI Restructure • Recorded $1.6 million in final conversion costs related to FIS and software expenses related to legacy applications running in parallel after the conversion (these are being decommissioned in 1Q24) Software Contracts The Company also executed on the following in the fourth quarter of 2023:

5 Other Non-Routine Items 4Q23 (continued) • Reduction of 10 FTEs at Amerant Bank, with expected reduction in personnel expenses of approximately $1.0 million annually • Recorded severance expense of $1.0 million • to results in the fourth quarter due to the increase in the cash surrender value and improved earnings of approximately $2 million per year in future periods. • to results in the fourth quarter due to the increase in the cash surrender value and improved earnings of approximately $2 million per year in future periods. Organizational Rationalization • Early repayment of $585.0 million to recompose the Company’s liability position due to projected declines in interest rates which resulted in a gain of $6.5 million • New advanc s provide lower cost of funds FHLB Advances Restructure • Elant Bank & Trust, Ltd - Approved the dissolution of the Company’s subsidiary in the Cayman Islands, which is expected to be completed by mid-2024. As a result of the dissolution, wrote off $0.7 million in goodwill and intangibles. Projected annual savings are approximately $0.3 million starting the year after dissolution. • Amerant Mortgage – Became a wholly-owned subsidiary effective December 31, 2023, and the operations were rationalized resulting in a write off $1.0 million in goodwill Goodwill Impairment